UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

November 29, 2017

Date of Report (Date of earliest event reported)

Viad Corp

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1850 North Central Avenue, Suite 1900, Phoenix, Arizona	85004-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Directors

On November 29, 2017, the Viad Corp Board of Directors elected Virginia Henkels as a new independent director of the Company, effective immediately. The Board also appointed her to serve as a member of the Audit Committee. Ms. Henkels will fill the vacancy created by the resignation of former director, Margaret Pederson, earlier this year. Ms. Henkels’ term will expire at the 2018 Annual Meeting of Shareholders.

Ms. Henkels, age 49, was formerly Executive Vice President, Chief Financial Officer and Treasurer of Swift Transportation Company, a $4 billion publicly traded transportation services company. She has more than 20 years of experience with Fortune 1000 companies with broad functional responsibilities in finance and accounting.  Prior to joining Swift Transportation Company in 2004, Henkels held several finance and accounting leadership positions at Honeywell International, Inc., a worldwide diversified technology and manufacturing leader, including Worldwide Revenue Chain and Finance Six Sigma Leader, and Director of Financial Planning and Analysis for Honeywell International’s Industry Solutions division. Ms. Henkels currently serves as a director of LCI Industries.

Ms. Henkels will participate in the standard compensation and benefits package offered to the Company’s non-employee directors, as described under the heading of “Compensation of Directors” in the Company’s Proxy Statement relating to its 2017 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission (“SEC”) on April 10, 2017, including a pro-rated annual retainer fee. She also received the same restricted stock award received by the other non-employee directors of the Company in 2017, pro-rated based on the month she joined the Board, under the same terms and conditions as provided in the form of Restricted Stock Agreement--Outside Directors, filed with the SEC on May 23, 2017, as Exhibit 10.2 to the Company’s Form 8-K.

There are no related party transactions between the Company and Ms. Henkels that would require disclosure under Item 404(a) of Regulation S-K, nor are there any arrangements or understandings in connection with Ms. Henkels’ appointment to the Company’s Board of Directors.

A copy of the Company’s press release announcing Ms. Henkels’ election as director is being furnished as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1 – Press Release, dated November 29, 2017, announcing Ms. Henkels’ election.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viad Corp
(Registrant)

November 29, 2017	By:	/s/ Leslie S. Striedel
Leslie S. Striedel
Chief Accounting Officer